Exhibit 10.2

EVENT COOPERATION AGREEMENT

EVENT COOPERATION AGREEMENT (this "Agreement") is entered into as of March 27, 2020, by and between "[chinese characters appear here]" , a company duly existing under the laws of China, formerly known as "Dalian Yiming Culture Media Co Ltd." (the "Company"), and Eventiko Inc., a Nevada, USA, corporation (the "Event Organizer"). The Company and Event Organizer shall collectively be referred to herein as the "Parties."

RECITALS

A.  The Company desires to be assured of the association and services of Event Organizer and to avail itself of Event Organizer's experience, skills, abilities, knowledge and background to advise the Company with respect to fashion events, parties, exhibitions, festivals and ceremonies organizing in China and is therefore willing to engage Event Organizer upon the terms and conditions set forth herein; and

B.   Event Organizer agrees to be engaged and retained by the Company upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Event Organizing Services. Event Organizer shall provide event organizational and promotion services to the Company, which shall include:

(i) Arranging and paying for a DJ(s) and/or a music band(s), models, photographers, dancers and other artists to perform at the event on days ("Event Days") and hours agreed to part the Parties;

(ii) Promote the Event Days in order to attract customers to the Company's business location in China (the "Event Location");

(iii) Interior design at the Event Location;

(iv) Arranging the venue for the event on days ("Event Days") and hours agreed to part the Parties;

(v) Organizing snacks and drinks relevant to the event;

With respect to (the "Event Services"). Once the Company agrees to schedule an event on an Event Day, the Company shall not have any right to terminate the occurrence of the event on the Event Day. Event Organizer shall have the right to cancel an event scheduled on an Event Day by providing to the Company a minimum of notice not less than four weeks prior to the start of a scheduled event on an Event Day. Event Organizer shall have the right to retain all revenues to cover charges referenced in this Section 1.

2. Term. The term of this Agreement shall commence as of the date hereof and shall be effective a period of 1 year (the "Term"). This agreement may be extended under the same terms by mutual agreement between Event Organizer and the Company.

3. Direction, Control and Coordination. Event Organizer shall perform the Event Services under the sole direction and with the approval of the Company. On an Event Day, at a the Event Location, the Company shall (i) require all customers and other persons to provide a valid form of photographic identification to gain access to the Event Location and perform an identification scan of each customer and other person upon entry, (ii) immediately inform the local police if and when the Company becomes aware that any customer or other person at the Event Location has used or is using illegal drugs or other illegal substances.

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4.  Standard of Performance. Event Organizer shall use its best reasonable efforts to perform the Event Services as an advisor to the Company in an efficient, trustworthy and professional manner. Event Organizer shall perform the Event Services to the sole satisfaction of, and in conjunction and cooperation with, the Company.

5.  Compensation. In exchange for the Event Services, the Company shall pay to Event Organizer 50 percent of profits from the cover charge and pre-sold tickets for the events organized by Eventiko Inc. and cover all expenses.

6.  Confidential Information. Event Organizer recognizes and acknowledges that by reason of performance of Event Organizer's Event Services and duties to the Company (both during the Term and before or after it) Event Organizer has had and will continue to have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). Event Organizer acknowledges that such Confidential Information is a valuable and unique asset and covenants that it will not, either during or for three (3) years after the term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever or use such Confidential Information (except as its duties hereunder may require) without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Event Organizer or except as may be required by law. Upon the Company's request, the Event Organizer will return all tangible materials containing Confidential Information to the Company.

7.  Relationship. This agreement does not create, and shall not be construed to create, any joint venture or partnership between the parties, and may not be construed as an employment agreement. No officer, employee, agent, servant, or independent contractor of Event Organizer nor its affiliates shall at any time be deemed to be an employee, agent, servant, or broker of the Company for any purpose whatsoever solely as a result of this Agreement, and Event Organizer shall have no right or authority to assume or create any obligation or liability, express or implied, on the Company's behalf, or to bind the Company in any manner or thing whatsoever.

8.  Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, sent by an overnight courier service, or sent by certified or registered mail to the parties addresses.

9.  Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions of this Agreement.

10.  Applicable Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of China.

11 . Assigns and Assignment. This Agreement shall extend to, inure to the benefit of and is binding upon the parties hereto and their respective permitted successors and assigns; provided, however, that this Agreement may not be assigned or transferred, in whole or in part, by the Event Organizer except with the prior written consent of the Company.

12. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or Event Organizer.

13. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

14.  Counterparts. This Agreement may be executed by facsimile and in counterparts each of which shall constitute an original document, and both of which together shall constitute the same document.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

The Company:

Dalian Yiming Culture Media Co Ltd.

By: /s/ Dong Bao Guo

Name: Dong Bao Guo

Title: Director

The Event Organizer:

Eventiko Inc.

By: /s/ Miklos Pal Auer

Name: Miklos Pal Auer

Title: President

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